Exhibit 99.1

Stardust Power receives independent review of its Muskogee lithium refinery

Independent review by Black & Veatch affirms Stardust Power’s Muskogee lithium refinery meet industry standards

The independent review delivered the following key findings:

●	Low technical and design risk.
●	Phase 1 production targets deemed achievable.

GREENWICH, Conn. – December 10, 2025 — Stardust Power Inc. (NASDAQ: SDST) (“Stardust Power” or the “Company”), an American developer of battery-grade lithium carbonate, today announced the completion of an independent third-party review of its Front-End Loading 3 (“FEL 3”) engineering study for its lithium carbonate refinery project in Muskogee, Oklahoma.

Stardust Power engaged Black & Veatch, a global engineering, construction and consulting company providing infrastructure solutions to clients around the world, to conduct a rigorous Independent Engineering Red Flag Report (the “IE Report”) assessing the Company’s plans to construct a 50,000 metric-ton-per-annum battery-grade lithium carbonate facility starting with a Phase 1 of 25,000 mtpa.

The IE Report covered Stardust Power’s assumptions concerning, among other topics:

●	Site and infrastructure conditions — Muskogee, Oklahoma site confirmed as suitable, with access to municipal power, gas and water;
●	Construction schedule — 24-month construction duration and 12 month ramp up duration considered achievable;
●	Procurement and supply chain strategy — Determined to be reasonable and in line with industry practices;
●	Permitting status — Environmental studies and permitting progress determined to be reasonable;
●	Technical and design basis — Evaluation of the project’s technical design, engineering documentation, and major process flows confirmed compliance with current industry norms and the likelihood that the technology will perform as intended.

The independent review by Black & Veatch validated the Company’s project design is based on proven lithium processing systems, with modifications that allow it to handle a wider range of feedstocks and still recover lithium efficiently. The review found the technology risk to be low, reflecting the similarity of the design to established operations worldwide. It also confirmed that phase one production of 25,000 metric tons per year and the expected lithium recovery rate are achievable. Assumptions about long term operating availability and ramp-up were evaluated as consistent with industry experience for this type of facility, providing a solid foundation for early production planning. With the project’s specifications and design basis determined to be consistent and supportable, and its procurement strategy determined to be reasonable, Stardust Power considers the project’s production targets and execution plans to be validated against industry practices.

On the execution side, the report found that the Company’s quality assurance, risk management, and contractor vetting processes were aligned with industry practices, providing an added layer of confidence as the project moves toward construction.

“Completing this independent engineering review is a major milestone for Stardust Power’s commitment to deliver battery-grade lithium carbonate to support America’s energy security and industrial resilience,” said Chris Celano, Chief Operating Officer. “It validates the foundational assumptions underlying the Company’s FEL 3 study and advances our project to the next stage of development. This IE report provides to investors and stakeholders additional third-party validation of the project’s technical bases underlying its modeling and confirming that the project’s assumptions are realistic, achievable and adequately benchmarked against industry norms”.

Roshan Pujari, Founder and CEO, added, “Black & Veatch’s independent validation reinforces the technical integrity and feasibility of our approach. We continue to de-risk this critical piece of national infrastructure and with this successful review complete, we are ideally positioned to optimize Stardust Power’s project execution.”

With the completion of the FEL 3 and independent validation, Stardust Power continues to advance the Muskogee project toward major construction, maintaining focus on speed to market, operational excellence and domestic supply chain resilience.

About Stardust Power Inc.

Stardust Power is a developer battery-grade lithium carbonate designed to bolster America’s energy security through resilient supply chains. The Company is building a strategically located lithium refinery in Muskogee, Oklahoma, with the capacity to produce up to 50,000 metric tons of battery-grade lithium carbonate annually. Committed to sustainability at every stage, Stardust Power trades on Nasdaq under the ticker “SDST.”

For more information, visit www.stardust-power.com

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects. These statements may include, without limitation, statements regarding management’s expectations about future business strategies, financial performance, operating results, growth opportunities, market developments, competitive position, regulatory outlook, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “model,” “outlook,” “plan,” “predict,” “project,” “seek,” “target,” “will,” “could,” “should,” or similar expressions.

Forward-looking statements are not guarantees of future performance. They are based on current expectations, estimates, forecasts, and assumptions that involve significant risks and uncertainties, many of which are beyond the Company’s control and are difficult to predict. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors, including but not limited to: macroeconomic conditions; inflationary pressures; changes in interest rates; supply chain disruptions; evolving consumer demand; competitive and technological developments; regulatory or legal changes; litigation exposure; cybersecurity threats; and fluctuations in foreign exchange rates. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. Except as required by law, the Company assumes no obligation and expressly disclaims any duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, even if subsequent events cause expectations to change.

You should consult our filings with the U.S. Securities and Exchange Commission (SEC), including the “Risk Factors” section of its most recent Annual Report on Form 10-K and subsequent filings on Form 10-Q, for additional detail about the factors that could affect our financial and other results.

Stardust Power Contacts

For Investors:

Johanna Gonzalez

investor.relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com